Exhibit 21
KONTOOR BRANDS, INC.
SIGNIFICANT SUBSIDIARIES – 2019

Entity Name	Jurisdiction
20X DE Mexico, S.A. DE C.V.	Mexico
Czech Distribution Services s.r.o.	Czech Republic
Jeanswear DE Guatemala, Sociedad Anonima	Guatemala
Jeanswear Mexico Holdings, LLC	Delaware
Jeanswear Receivables, LLC	Delaware
Jeanswear Services, LLC	Delaware
Jeanswear Ventures, LLC	Delaware
KBI International Holdings, LLC	Delaware
Kontoor Brands Foundation	North Carolina
Kontoor Brands India Private Limited	India
Kontoor Brands, Inc.	North Carolina
Kontoor Enterprises, LLC	Delaware
Kontoor Panama S. de R.L.	Panama
LeeWrangler Apparel (China) Co., Ltd.	China
LeeWrangler Apparel (Foshan) Co., Ltd.	China
LeeWrangler Apparel (Shanghai) Co., Ltd.	China
LeeWrangler Asia Bangladesh Rep Office	Bangladesh
LeeWrangler Asia Kenya Branch	Kenya
LeeWrangler Asia Ltd	Hong Kong
LeeWrangler Austria GmbH	Austria
LeeWrangler Belgium BVBA	Belgium
LeeWrangler Belgium Services BVBA	Belgium
LeeWrangler Czech Republic s.r.o.	Czech Republic
LeeWrangler Enterprises SpinCo Sagl	Switzerland
LeeWrangler France S.A.S.	France
LeeWrangler Germany GmbH	Germany
LeeWrangler Hellas IKE	Greece
LeeWrangler Hong Kong Ltd	Hong Kong
LeeWrangler Hungary KFT	Hungary
LeeWrangler International Sagl	Switzerland
LeeWrangler Investments Holding Sagl	Switzerland
LeeWrangler Italy Holding S.r.l.	Italy
LeeWrangler Italy Retail S.r.l.	Italy
LeeWrangler Italy S.r.l.	Italy
LeeWrangler Mexico Holding Sagl	Switzerland
LeeWrangler MMB Investments Sagl	Switzerland
LeeWrangler Netherlands B.V.	Netherlands
LeeWrangler Netherlands Retail B.V.	Netherlands
LeeWrangler Nicaragua y Compania Colectiva de Responsabilidad Limitada	Nicaragua
LeeWrangler Poland sp.z.o.o.	Poland
LeeWrangler Portugal Lda	Portugal
LeeWrangler Slovakia s.r.o.	Slovakia

LeeWrangler Spain S.L.U.	Spain
LeeWrangler Sweden AB	Sweden
LeeWrangler Switzerland Holding Sagl	Switzerland
LeeWrangler Transglobal Sagl	Switzerland
LeeWrangler U.K. Holdings Limited	United Kingdom
LeeWrangler U.K. Limited	United Kingdom
LeeWrangler U.K. Limited (Irish Branch)	Ireland
LeeWrangler WH Sourcing Sagl	Switzerland
Manufacturera Lee de Mexico, S. de R.L. de C.V.	Mexico
R&R Apparel Company, LLC	Delaware
Retail Productivity Management, Inc.	Delaware
The H.D. Lee Company, Inc.	Delaware
VF Canada Co.	Canada
VF Internacional, S. de R.L. de C.V.	Mexico
VF Jeanswear de Mexico, S. de R.L. de C.V.	Mexico
VF Jeanswear Limited Partnership	Delaware
VF Jeanswear Sales, Inc.	Delaware
VF Mauritius Ltd.	Mauritius
VF Outlet, Inc.	Delaware
VF Servicios Mexicana, S. de R.L. de C.V.	Mexico
VFJ Ventures, LLC	Delaware
VFJ-CSS de Mexico, S.A. de C.V.	Mexico
Wrangler Apparel Corp.	Delaware
Wrangler de Chihuahua, S. de R.L. de C.V.	Mexico
Wrangler de Mexico, S. de R.L. de C.V.	Mexico
Kontoor Brands, Inc. is the ultimate sole beneficial owner of all of the subsidiaries listed above.